SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 16, 2001



Delaware                  2U Online.com, Inc.                        52-2132622
--------                  -------------------                        ----------

(State or other        (Exact name of registrant            (I.R.S. Employer
jurisidiction of          as specified in                   Identification No.)
incorporation or            its charter)
organization)


1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada      V6E 4N5
-------------------------------------------------------------------      -------
(Address of principal executive offices)                              (Zip Code)

                                 (604) 664-0484
                                 --------------
              (Registrant's telephone number, including area code)















                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                 (949) 660-9700
                            Facsimile: (949) 660-9010

                                   Page 1 of 2


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ITEM 5.  OTHER EVENTS
---------------------
     On March 16, 2001, the Board of Directors of the Registrant appointed Robert Klein as a director. Mr. Klein's experience includes an active twenty-year career in the securities industry handling a wide range of duties including management roles and institutional trading. For the past fifteen years a major emphasis has been placed on packaging complex transactions on behalf of corporate clients resulting in the creation and sale of marketable securities. The past five years have been spent on public company development. He has served as a director for three brokerage firms, including Yorkton Securities. He is currently a director of several public and private companies involved in resource management and light manufacturing. Mr. Klein has a degree in Applied Mathematics from the University of Waterloo, and an FCSI designation from the Canadian Securities Institute.

     On March 30, 2001, the Board of Directors of the Registrant appointed Robert Waters as a director. Mr. Waters has been involved in the investment banking, brokerage industry for over 15 years. In that capacity, he has been directly involved with the financing and development of oil and gas projects and understands the fundamentals of running a successful producing petroleum company. He also has an association with George S. May International, one of the largest management consultants in the world.

     On March 30, 2001, the Board of Directors of the Registrant appointed Robert Klein as president.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTOR
---------------------------------------------

     On March 28, 2001, the Registrant accepted the resignation of Jack Sha as a director of Registrant. Mr. Sha left the Registrant to pursue other business interests. On March 28, 2001 the Registrant accepted the resignation of Jack Sha as president of Registrant. Mr. Sha left the Registrant to pursue other business interests.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                                          2U Online.com, Inc.


DATED:  May 8, 2001            By:       /s/ Robert Klein
                                        ----------------------------------------
                                         Robert Klein, President